Exhibit 99.1

NEWS

CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS SECOND QUARTER RESULTS

HOPKINSVILLE, Ky. (July 29, 2016) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and six month periods ended June 30, 2016. For the three month period ended June 30, 2016, the Company reported net income of $304,000, or $0.05 per share, basic and diluted, compared to a net loss of $117,000, or ($0.02) per share basic and diluted, for the three month period ended June 30, 2015. For the six month period ended June 30, 2016, the Company’s net income was $813,000, or $0.13 per share, basic and diluted, compared to net income of $1.2 million, or $0.19 per share basic and diluted, for the six month period ended June 30, 2015.

Commenting on the second quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s mortgage service division continues to find success in growing their business relationships. For the six month period ended June 30, 2016, mortgage origination revenue was $803,000, as compared to $520,000 in the six month period ended June 30, 2015. We look forward to adding a Nashville, Tennessee, location for Heritage Mortgage Services in the near future.”

Mr. Peck continued, “The Company’s operating results were negatively impacted by an increase in non-accrual loans. At June 30, 2016, Company’s non-accrual loans totaled $11.5 million and our non-accrual interest was approximately $515,000. At March 31, 2016, non-accrual loans totaled $5.0 million and non-accrual interest was approximately $285,000.” Mr. Peck concluded.

Financial Highlights

•	At June 30, 2016, the Company’s tangible book value was $14.31 per share and tangible common equity ratio was 10.32%. The Company’s tangible book value and common equity ratio computations do not include 524,929 shares of common stock held by the Company’s ESOP that the Company has currently not committed to release.

•	The Company purchased 62,561 shares of its common stock in the three month period ended June 30, 2016, at a weighted average price of $11.56 per share. For the six month period ended June 30, 2016, the Company purchased 138,218 shares of its common stock at a weighted average price of $11.75 per share. At June 30, 2016, the Company owns 1,224,106 shares of treasury stock at a weighted average cost of $12.33 per share.

•	At June 30, 2016, net loans totaled $560.8 million, a $4.4 million increase as compared to December 31, 2015, and a $6.0 million increase as compared to March 31, 2016. The Company is encouraged by the size and quality of our loan pipeline.

•	The Company’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at June 30, 2016, were 10.85% and 17.23%, respectively. The Bank’s Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at June 30, 2015, were 10.64% and 17.01%, respectively.

-MORE-

HFBC Reports Second Quarter Results

July 29, 2016

Asset Quality

At June 30, 2016, the Company’s level of non-accrual loans totaled $11.5 million, as compared to $7.4 million at December 31, 2015. A summary of non-accrual loans at June 30, 2016, and December 31, 2015, is as follows:

	June 30, 2016	December 31, 2015
	(Dollars in Thousands)
One-to-four family mortgages	$469	$2,234
Home equity line of credit	54	48
Multi-family	1,772	1,968
Land	8,281	1,553
Non-residential real estate	28	247
Farmland	—	166
Consumer loans	31	8
Commercial loans	888	1,198

Total non-accrual loans	$11,523	$7,422

The increase in non-accrual loans at June 30, 2016, as compared to December 31, 2015, is largely the result of one land development relationship that has been classified as substandard since July of 2013. The collateral for the loan consist of undeveloped land that is being held for future commercial development and a single family residence.

At June 30, 2016, the Company had one lending relationship, with a balance of $2.7 million, past due more than 90 days and still accruing interest. The lending relationship consists of approximately $1.2 million in loans secured by land held for development, approximately $1.2 million in loans secured by non-residential real estate and approximately $300,000 in loans secured by single family residential properties. The Company’s loan to value ratio on this relationship is very strong and we anticipate the collection of all principal and interest due.

At June 30, 2016, non-performing assets plus loans past due more than 90 days and still accruing interest totaled $15.0 million, or 1.74% of total assets. At December 31, 2015, non-performing assets plus loans past due more than 90 days and still accruing interest was $9.2 million, or 1.01% of total assets. A summary of the activity in other real estate owned for the six month period ended June 30, 2016, is as follows:

	Balance	Activity During 2016		Reduction	Gain (Loss)	Balance
	12/31/2015	Foreclosures	Proceeds	in Values	on Sale	6/30/2016
	(Dollars in Thousands)
One-to-four family mortgages	$55	—	(43)	—	(12)	$—
Multi-family real estate	—	141	—	—	—	141
Land	943	130	(913)	—	12	172
Non-residential real estate	738	—	(270)	—	(9)	459
Consumer	—	15	(19)	—	4	—

Total	$1,736	286	(1,245)	—	(5)	$772

-MORE-

HFBC Reports Second Quarter Results

July 29, 2016

Asset Quality (continued)

For the six month period ended June 30, 2016, the Company’s balance of loans classified as Troubled Debt Restructurings (“TDRs”) increased from $5.5 million to $6.5 million. The increase is the result of one lending relationship in which the customer’s payment terms were revised to provide for interest only payments while the customer attempts to sell the collateral. A summary of the activity in loans classified as TDRs for the six month period ended June 30, 2016, is as follows:

	Balance at	New	Loss or	Loan	Removed from (Taken to)	Balance at
	12/31/15	TDR	Foreclosure	Amortization	Non-accrual	06/30/16
	(Dollars in Thousands)
Multi-family real estate	—	816	—	—	—	816
Non-residential real estate	$5,536	228	—	(43)	—	5,721

Total performing TDR	$5,536	1,044	—	(43)	—	$6,537

At June 30, 2016, the Company’s level of loans classified as substandard was $37.6 million as compared to $28.1 million at December 31, 2015. At June 30, 2016, the Company’s classified loan to risk-based capital ratio was 37.7%. The Company’s specific reserve for impaired loans was $463,000 at June 30, 2016, and $630,000 at December 31, 2015. A summary of the level of classified loans and the Company’s allocation of its allowance for loan loss by loan type at June 30, 2016, is as follows:

						Specific	Allowance
						Allowance	for
		Special	Impaired Loans			for	Performing
	Pass	Mention	Substandard	Doubtful	Total	Impairment	Loans
	(Dollars in Thousands)
One-to-four family mortgages	$142,893	753	2,213	—	145,859	206	1,119
Home equity line of credit	32,767	21	275	—	33,063	—	306
Junior liens	1,616	33	12	—	1,661	—	10
Multi-family	26,460	—	4,829	—	31,289	—	153
Construction	36,923	—	—	—	36,923	—	746
Land	11,560	38	10,283	—	21,881	—	1,096
Non-residential real estate	144,028	282	10,348	—	154,658	108	1,056
Farmland	43,321	—	2,272	—	45,593	—	577
Consumer loans	8,229	—	253	—	8,482	50	113
Commercial loans	80,777	324	7,157	—	88,258	99	885

Total	$528,574	1,451	37,642	—	567,667	463	6,061

-MORE-

HFBC Reports Second Quarter Results

July 29, 2016

Net Interest Income

For the three month period ended June 30, 2016, total interest income was $7.7 million, as compared to $8.1 million for the three month period ended March 31, 2016, and $7.9 million for the three month period ended June 30, 2015.

The decline in interest income for the three month period ended June 30, 2016, is largely the result of the increase of unrecognized interest income on non-accrual loans. At June 30, 2016, non-accrual interest on loans was $515,000, as compared to $285,000 at March 31, 2016, and $193,000 at June 30, 2015.

For the three month period ended June 30, 2016, total interest expense was $1.3 million, representing a linked quarter decline of $137,000 and a decline of $344,000 as compared to the three month period ended June 30, 2015. The decline of interest expense is largely attributable to maturities of higher costing time deposits, reducing the Company’s interest expense on deposits by $88,000 on a linked quarter basis and by $238,000 as compared to the three month period ended June 30, 2015. For the three month period ended June 30, 2016, the Company’s interest expense on subordinated debentures declined by $89,000 as compared to the three month period ended June 30, 2015.

For the three month period ended June 30, 2016, the Company’s net interest income was $6.4 million, compared to $6.7 million for the three month period ended March 31, 2016, and $6.3 million for the three month period ended June 30, 2015. For the three month period ended June 30, 2016, the Company’s net interest margin was 3.28%, as compared to 3.39% for the three month period ended March 31, 2016, and 3.17% for the three month period ended June 30, 2015.

For the six month period ended June 30, 2016, the Company’s total interest income was $15.8 million, as compared to $17.1 million for the six month period ended June 30, 2015. The $1.3 million decline in total interest income was largely the result of a decline in investment income. For the six month period ended June 30, 2015, the Company experienced an $830,000 recovery on a previously non-accrual investment. In addition to the investment income recovery, the combined average balance of taxable and tax free investments for the six month period ended June 30, 2016, declined by $29.9 million as compared to the six month period ended June 30, 2015.

For the six month period ended June 30, 2016, the Company’s interest expense was $2.7 million, as compared to $3.2 million for the six month period ended June 30, 2015. The decline of interest expense is the result of both lower interest rates and reduced average balances of time deposits. For the six month period ended June 30, 2016, the average balance of retail time deposits were $258.8 million and their average cost was 0.94%. For the six month period ended June 30, 2015, the average balance of retail time deposits were $290.5 million and their average cost was 1.15%. For the six month period ended June 30, 2016, the Company’s interest expense on subordinated debentures was $188,000, or 3.65%, as compared to $367,000, or 7.12%, for the six month period ended June 30, 2015. The decline in subordinated debentures interest expense is the result of the maturity of the Company’s interest rate swap on its debenture.

For the six month period ended June 30, 2016, the Company’s net interest income was $13.1 million, as compared to $13.9 million for the six month period ended June 30, 2015. For the six month period ended June 30, 2016, the Company’s net interest margin was 3.34%, as compared to 3.48% for the six month period ended June 30, 2015. For the six month period ended June 30, 2015, the recovery of non-accrual investment interest added 0.20% to the Company’s net interest margin.

-MORE-

HFBC Reports Second Quarter Results

July 29, 2016

Non-interest Income

On a linked quarter basis, total non-interest income declined by $50,000 largely due to a $239,000 decline in gains on the sale of securities. During the three month period ended March 31, 2016, the Company utilized proceeds from the sale of securities to fund a reduction in high cost time deposits. The decline in linked quarter gains on the sale of securities was partially offset by a $67,000 increase in mortgage origination revenue and a $58,000 increase in financial services income.

For the three month period ended June 30, 2016, total non-interest income was $102,000 higher as compared to the three month period ended June 30, 2015. For the three month period ended June 30, 2016, service charge income was $698,000, representing a $22,000 decline as compared to the three month period ended June 30, 2015. For the three month period ended June 30, 2016, merchant card income was $314,000, as compared to $286,000 for the three month period ended June 30, 2015. The Company’s mortgage origination revenue for the three month period ended June 30, 2016, was $435,000, as compared to $343,000 for the three month period ended June 30, 2015.

For the six month period ended June 30, 2016, non-interest income was $4.0 million, as compared to $3.8 million for the six month period ended June 30, 2015. The increase in non-interest income for the six month period ended June 30, 2016, as compared to the six month period ended June 30, 2015, is largely the result of a $283,000 increase in mortgage origination revenue. For the six month period ended June 30, 2016, other operating income was $379,000, as compared to $325,000 for the six month period ended June 30, 2015.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses declined by $74,000. On a linked quarter basis, the most significant increases in operating expenses was a $143,000 increase in real estate owned expenses due to legal expenses and a $51,000 increase in advertising expenses. For the three month period ended June 30, 2016, the Company’s salaries and benefits expenses declined by $87,000 and other operating expense declined by $144,000, respectively, as compared to the three month period ended March 31, 2016.

For the three month period ended June 30, 2016, non-interest expenses declined by $625,000 as compared to the three month period ended June 30, 2015. For the three month period ended June 30, 2016, expense items changing by more than $50,000 as compared to the three month period ended June 30, 2015, include:

	Three Month Period Ended		Dollar	Percentage
	06/30/16	06/30/15	Change	Change
Salaries and benefits	$3,901	$4,004	($103)	-2.57%
Professional services	$305	$468	($163)	-34.83%
(Gain) loss on sale of other real estate owned	($1)	$741	($742)	-100.13%
Real estate owned	$202	$67	$135	201.49%
Other expenses	$589	$498	$91	18.27%

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HFBC Reports Second Quarter Results

July 29, 2016

Non-interest Expense (continued)

For the six month period ended June 30, 2016, non-interest expenses were $15.3 million, a decline of $412,000 as compared to the six month period ended June 30, 2015. For the six month period ended June 30, 2016, expense items changing by more than $75,000 as compared to the six month period ended June 30, 2015, include:

	Six Month Period Ended		Dollar	Percentage
	06/30/16	06/30/15	Change	Change
Salaries and benefits	$7,889	$8,188	($299)	-3.65%
Occupancy	$1,588	$1,490	$98	6.58%
Professional services	$640	$797	($157)	-19.70%
Loss on sale of other real estate owned	$8	$734	($726)	-98.91%
Other expenses	$1,322	$930	$392	42.15%

Balance Sheet

At June 30, 2016, consolidated assets were $861.7 million, a decline of $41.5 million as compared to December 31, 2015. For the six month period ended June 30, 2016, the Company experienced a $28.3 million decrease in time deposits, a $4.0 million decrease in FHLB borrowings, a $36.3 million decrease in cash balances and a $4.4 million increase in net loan balances. To fund the growth in loan balances and reduction in FHLB borrowings and time deposits, the Company has reduced its balance in available for sale securities by $4.6 million, to $232.6 million at June 30, 2016, as compared to December 31, 2015.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc., and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee and a loan production office in Nashville, Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

-MORE-

HFBC Reports Second Quarter Results

July 29, 2016

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Second Quarter Results

July 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and due from banks	$14,826	46,926
Interest-earning deposits	3,545	7,772

Cash and cash equivalents	18,371	54,698
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	232,585	237,177
Loans held for sale	1,637	2,792
Loans receivable, net of allowance for loan losses of $6,524 at June 30, 2016, and $5,700 at December 31, 2015	560,759	556,349
Accrued interest receivable	3,781	4,139
Real estate and other assets owned	772	1,736
Bank owned life insurance	10,480	10,319
Premises and equipment, net	23,730	24,034
Deferred tax assets	1,615	2,642
Other assets	3,585	4,840

Total assets	$861,743	903,154

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$121,852	125,070
Interest-bearing accounts
Interest-bearing checking accounts	190,593	203,779
Savings and money market accounts	100,772	95,893
Other time deposits	286,410	314,664

Total deposits	699,627	739,406
Advances from Federal Home Loan Bank	11,000	15,000
Repurchase agreements	47,582	45,770
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	1,167	614
Dividends payable	285	287
Accrued expenses and other liabilities	2,820	4,137

Total liabilities	772,791	815,524

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at June 30, 2016, and December 31, 2015	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,962,522 issued and 6,738,416 outstanding at June 30, 2016, and 7,951,699 issued and 6,865,811 outstanding at December 31, 2015	80	79
Additional paid-in-capital	58,648	58,604
Retained earnings	47,438	47,124
Treasury stock- common (at cost, 1,224,106 shares at June 30, 2016, and 1,085,888 shares at December 31, 2015)	(15,095)	(13,471)
Unallocated ESOP shares (at cost 524,929 shares at June 30, 2016, and 546,413 shares at December 31, 2015)	(6,898)	(7,180)
Accumulated other comprehensive income, net of taxes	4,779	2,474

Total stockholders’ equity	88,952	87,630

Total liabilities and stockholders’ equity	$861,743	903,154

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income (Loss)

(Dollars in thousands)

Unaudited

	For the Three Month Periods		For the Six Month Periods
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Interest income:
Loans receivable	$6,141	6,231	12,606	12,521
Securities available for sale - taxable	1,198	1,268	2,445	3,716
Securities available for sale - nontaxable	340	416	693	869
Interest-earning deposits	12	4	28	8

Total interest income	7,691	7,919	15,772	17,114

Interest expense:
Deposits	1,007	1,245	2,102	2,505
Advances from Federal Home Loan Bank	28	66	101	135
Repurchase agreements	139	118	282	238
Subordinated debentures	94	183	188	367

Total interest expense	1,268	1,612	2,673	3,245

Net interest income	6,423	6,307	13,099	13,869
Provision for loan losses	465	270	923	485

Net interest income after provision for loan losses	5,958	6,037	12,176	13,384

Non-interest income:
Service charges	698	720	1,375	1,434
Merchant card income	314	286	605	556
Mortgage origination revenue	435	343	803	520
Gain on sale of securities	52	83	343	449
Income from bank owned life insurance	77	73	161	144
Financial services commission	191	194	324	353
Other operating income	203	169	379	325

Total non-interest income	1,970	1,868	3,990	3,781

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income (Loss), Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods		For the Six Month Periods
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Non-interest expenses:
Salaries and benefits	$3,901	4,004	7,889	8,188
Occupancy	801	752	1,588	1,490
Data processing	704	701	1,431	1,393
State deposit tax	247	251	495	499
Intangible amortization	—	16	—	32
Professional services	305	468	640	797
Deposit insurance and examination	159	151	332	268
Advertising	371	340	691	646
Postage and communications	172	134	327	266
Supplies	159	111	308	257
Loss (gain) on real estate owned	(1)	741	8	734
Real estate owned	202	67	261	204
Other operating	589	498	1,322	930

Total non-interest expense	7,609	8,234	15,292	15,704

Income (loss) before income tax	319	(329)	874	1,461
Income tax expense (benefit)	15	(212)	61	223

Net income (loss)	$304	(117)	813	1,238

Net income (loss) per share:
Basic	$0.05	($0.02)	$0.13	$0.19

Diluted	$0.05	($0.02)	$0.13	$0.19

Dividend per share	$0.04	$0.04	$0.08	$0.08

Weighted average shares outstanding - basic	6,232,457	6,425,687	6,265,106	6,588,845

Weighted average shares outstanding - diluted	6,232,457	6,425,687	6,265,106	6,588,845

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three
	Months Ended
			Change from
	6/30/2016	3/31/2016	Prior Quarter
Interest and dividend income:
Loans receivable	6,141	6,465	(324)
Investment in securities, taxable	1,198	1,247	(49)
Nontaxable securities available for sale	340	353	(13)
Interest-earning deposits	12	16	(4)

Total interest and dividend income	7,691	8,081	(390)

Interest expense:
Deposits	1,007	1,095	(88)
Advances from Federal Home Loan Bank	28	73	(45)
Repurchase agreements	139	143	(4)
Subordinated debentures	94	94	—

Total interest expense	1,268	1,405	(137)

Net interest income	6,423	6,676	(253)
Provision for loan losses	465	458	7

Net interest income after provision for loan losses	5,958	6,218	(260)

Non-interest income:
Service charges	698	677	21
Merchant card income	314	291	23
Mortgage orgination revenue	435	368	67
Gain on sale of securities	52	291	(239)
Income from bank owned life insurance	77	84	(7)
Financial services commission	191	133	58
Other operating income	203	176	27

Total non-interest income	1,970	2,020	(50)

This information is preliminary and based on Company data available at the time of the presentation

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HFBC Reports Second Quarter Results

July 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three
	Months Ended
			Change from
	6/30/2016	3/31/2016	Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,901	3,988	(87)
Occupancy	801	787	14
Data processing	704	727	(23)
State deposit tax	247	248	(1)
Professional services	305	335	(30)
Deposit insurance and examination	159	173	(14)
Advertising	371	320	51
Postage and communications	172	155	17
Supplies expense	159	149	10
Loss (gain) on real estate owned	(1)	9	(10)
Real estate owned	202	59	143
Other operating	589	733	(144)

Total non-interest expense	7,609	7,683	(74)

Income before income tax expense	319	555	(236)
Income tax expense	15	46	(31)

Net income	304	509	(205)

Net income per share to common stockholders
Basic	$0.05	$0.08	(0.03)

Fully diluted	$0.05	$0.08	(0.03)

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,232,457	6,297,755

Weighted average shares outstanding - diluted	6,232,457	6,297,755

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the six month periods ended June 30, 2016, and June 30, 2015, by $344,000 and $429,000, respectively, for a tax equivalent rate using a cost of funds rate of 0.80% for the six month period ended June 30, 2016, and 0.94% for the six month period ended June 30, 2015. The table adjusts tax-free loan income by $13,000 and $7,000, respectively, for six month periods ended June 30, 2016, and June 30, 2015, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average	Income and	Average	Average	Income and	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	6/30/2016	6/30/2016	6/30/2016	6/30/2015	6/30/2015	6/30/2015
	(Table Amounts in Thousands, Except Percentages)
Loans	$556,562	12,619	4.53%	$547,071	12,528	4.58%
Investments AFS taxable	199,129	2,445	2.46%	$214,920	3,716	3.46%
Investment AFS tax free	41,202	1,037	5.04%	$55,281	1,298	4.70%
Interest bearing deposits	9,508	28	0.59%	$6,046	8	0.26%

Total interest earning assets	806,401	16,129	4.00%	823,318	17,550	4.26%

Other assets	77,219			73,916

Total assets	$883,620			$897,234

Retail time deposits	258,776	1,218	0.94%	290,499	1,676	1.15%
Brokered deposits	34,478	187	1.08%	34,006	190	1.12%
Saving & MMDA	98,223	87	0.18%	100,242	101	0.20%
Interest bearing checking	209,810	610	0.58%	192,921	538	0.56%
FHLB borrowings	12,297	101	1.64%	20,685	135	1.31%
Repurchase agreements	43,127	282	1.31%	41,999	238	1.13%
Subordinated debentures	10,310	188	3.65%	10,310	367	7.12%

Total interest bearing liabilities	667,021	2,673	0.80%	690,662	3,245	0.94%

Non-interest bearing deposits	124,379			111,120
Other liabilities	3,270			3,413
Stockholders’ equity	88,950			92,039

Total liabilities and stockholders’ equity	$883,620			$897,234

Net interest income		13,456			14,305

Net interest spread			3.20%			3.32%

Net interest margin		3.34%			3.48%

This information is preliminary and based on Company data available at the time of the presentation.

-MORE-

HFBC Reports Second Quarter Results

July 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended June 30, 2016, and June 30, 2015, by $169,000 and $205,000, respectively, for a tax equivalent rate using a cost of funds rate of 0.77% for the three month period ended June 30, 2016, and 0.94% for the three month period ended June 30, 2015. The table adjusts tax-free loan income by $6,000 for three month period ended June 30, 2016, and $5,000 for the three month period ended June 30, 2015, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average	Income and	Average	Average	Income and	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	6/30/2016	6/30/2016	6/30/2016	6/30/2015	6/30/2015	6/30/2015
	(Table Amounts in Thousands, Except Percentages)
Loans	$555,147	6,147	4.43%	$552,992	6,236	4.51%
Investments AFS taxable	200,496	1,198	2.39%	209,907	1,268	2.42%
Investment AFS tax free	40,306	509	5.05%	52,960	621	4.69%
Interest bearing deposit	9,525	12	0.50%	6,107	4	0.26%

Total interest earning assets	805,474	7,866	3.91%	821,966	8,129	3.96%

Other assets	67,697			68,467

Total assets	$873,171			$890,433

Retail time deposits	253,244	578	0.91%	288,618	831	1.15%
Brokered deposits	32,971	88	1.07%	32,669	94	1.15%
Savings & MMDA	99,054	42	0.17%	100,776	51	0.20%
Interest bearing checking	206,284	299	0.58%	194,224	269	0.55%
FHLB borrowings	11,000	28	1.02%	18,231	66	1.45%
Repurchase agreements	42,510	139	1.31%	41,478	118	1.14%
Subordinated debentures	10,310	94	3.65%	10,310	183	7.10%

Total interest bearing liabilities	655,373	1,268	0.77%	686,306	1,612	0.94%

Non-interest bearing deposits	125,833			110,379
Other liabilities	3,302			3,353
Stockholders’ equity	88,663			90,395

Total liabilities and stockholders’ equity	$873,171			$890,433

Net interest income		6,598			6,517

Interest rate spread			3.14%			3.02%

Net interest margin		3.28%			3.17%

This information is preliminary and based on Company data available at the time of the presentation.

-END-